Grant Thornton

Accountants and Management Consultants



February 15, 2002

Securities and Exchange Commission
Washington, D.C.

     Re:    Medi-Hut Co., Inc.
            File No. 000-27119

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Medi-Hut Co., Inc. dated February 15, 2002, and agree with the statements concerning our Firm contained therein.

Very truly yours,

GRANT THORNTON LLP

/s/ Grant Thornton LLP

John Pennet


JP:ca





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